Exhibit 99.1

HollyFrontier and Holly Energy Partners Announce Completion of Transactions with The Sinclair Companies and Establishment of New Parent Company, HF Sinclair Corporation

HF Sinclair Corporation Established as a Leading Integrated Downstream Petroleum and Renewable Fuels Company

DALLAS, MARCH 14, 2021 – HollyFrontier Corporation (NYSE: HFC) (“HollyFrontier”) and Holly Energy Partners, L.P. (NYSE: HEP) (“HEP”), today announced the establishment of HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair”) as the new parent holding company of HollyFrontier and HEP and the completion of their respective acquisitions of Sinclair Oil Corporation and Sinclair Transportation Company from The Sinclair Companies. Commencing at market open on March 15, 2022, HF Sinclair will replace HollyFrontier as the public company trading on the New York Stock Exchange, and will trade under the ticker symbol “DINO” and under the new CUSIP number 403949 100.

HF Sinclair will be the parent company of a leading integrated downstream petroleum and renewable fuels company with enhanced scale and a strong marketing presence featuring:

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An expanded refining business that includes seven complex refineries across the Mid Continent Southwest, Rocky Mountain and Pacific Northwest that convert discounted, heavy and sour crudes into a high percentage of gasoline, diesel and other high value refined products.

•	A growing renewables business with three production facilities that are expected to produce approximately 380 million gallons of renewable diesel annually.

•	A multi-national lubricants business that produces specialty products and base oils, marketed under the Petro-Canada Lubricants, Sonneborn, Red Giant Oil and HollyFrontier Specialty Products brands.

•	A leading marketing business, featuring the Sinclair brand and comprising 300-plus distributors and more than 1,300 independent wholesale branded sites located across 30 states.

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An expansive logistics business under HEP with an integrated logistics network connecting key crude and product regions and interests in strategic joint ventures that provide access to finished product pipelines and storage.

Across its businesses, HF Sinclair will build on its legacy companies’ ongoing ESG efforts with increased renewables scale, a shared commitment to health and safety practices that best serve employees and communities, and a focus on risk management.

With the addition of Sinclair’s integrated crude and refined products midstream business, HEP significantly extends the reach of its network of pipelines and storage facilities, enhancing its earning power to capture new organic growth opportunities and expects to increase cash returns to unitholders.

“The completion of our transactions and the launch of HF Sinclair marks the start of the next phase of our Company’s history,” said Mike Jennings, Chief Executive Officer of HF Sinclair and HEP. “We are moving forward as a more diverse, downward integrated business with scale that is positioned to drive growth and capital returns to our shareholders. We are also optimistic about the significantly expanded scale of HEP, which will benefit from long-term commitments from HF Sinclair. I am honored to welcome the talented Sinclair team to our organizations and I look forward to working closely with them to capture the significant growth and value-creation opportunities ahead at both HF Sinclair and HEP.”

Integration Details and Business Update

HollyFrontier’s senior management team will continue to operate HF Sinclair, which is headquartered in Dallas, Texas, with combined business offices in Salt Lake City, Utah. HEP’s senior management team will continue to operate HEP under the name Holly Energy Partners, L.P.

Pursuant to an agreement between HollyFrontier and Sinclair, Ross Matthews and Norman Szydlowski will be appointed to the HF Sinclair Board of Directors effective March 15, 2022. Collectively, the appointees have over 60 years of energy industry experience. Mr. Matthews served as Chairman and CEO of Sinclair Oil Corporation from October 2009 until the closing of the transaction. Mr. Szydlowski previously served as CEO of SemGroup Corporation, Rose Rock Midstream and Colonial Pipeline Company and as Director of Sinclair Oil Corporation. Additionally, pursuant to an agreement between HEP and Sinclair, Mark Peterson will be appointed to the Holly Logistics Services, L.L.C. Board of Directors. Mr. Peterson has over 30 years of experience in the midstream sector and served as Vice President, Transportation for Sinclair Oil Corporation from January 2010 until the closing of the transaction and Director and President of Sinclair Transportation Company from August 2009 until the closing of the transaction.

In connection with the close of the transaction, all existing shares of HollyFrontier have automatically converted on a one-for-one basis into shares of common stock of HF Sinclair, and HF Sinclair has issued approximately 60.2 million shares of common stock to Sinclair, representing 27% of the pro forma equity of HF Sinclair with a value of approximately $2.1 billion based on HollyFrontier’s fully diluted shares of common stock outstanding and closing stock price on March 11, 2022.

HEP has also issued 21 million common units to Sinclair, representing 17% of the outstanding common units, and having a value of approximately $349 million based on HEP’s fully diluted common units outstanding and closing unit price on March 11, 2022.

Advisors

Citi served as financial advisor to HollyFrontier, and Morgan, Lewis & Bockius served as HollyFrontier’s legal counsel. Bank of America Merrill Lynch served as financial advisor to the HEP Conflicts Committee, Bracewell served as HEP’s legal counsel and Morris, Nichols, Arsht & Tunnell LLP served as the HEP Conflicts Committee’s legal counsel. Wachtell, Lipton, Rosen & Katz served as legal counsel to both HollyFrontier and HEP.

About HF Sinclair Corporation:

HF Sinclair Corporation (“HF Sinclair”), headquartered in Dallas, Texas, is an independent energy company that produces and markets high value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products in 19 states principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries. HEP, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming, Kansas and Missouri as well as refinery processing units in Kansas and Utah.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “will”, “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, HF Sinclair’s and HEP’s ability to successfully integrate the operations of Sinclair with its existing operations and fully realize the expected synergies of the Sinclair transactions or on the expected timeline; risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units from sales by the Sinclair holders following the closing of the Sinclair transactions; HF Sinclair’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including HF Sinclair’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in HF Sinclair’s and HEP’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

HF Sinclair Corporation and Holly Energy Partners, L.P.

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Investor Relations

Media Contact

media@hollyfrontier.com